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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         HARKEN OIL & GAS, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Harken Oil & Gas, Incorporated, a resolution was duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

     RESOLVED, that the Certificate of Incorporation of the Company be, and the same hereby is, amended as follows, subject to approval by stockholders of this Company at the next Annual General Meeting of Stockholders:

     A. Article Four is hereby deleted in its entirety and the following Article Four is substituted in lieu thereof:

                                  "ARTICLE FOUR

          The aggregate number of shares which the corporation shall have the authority to issue is Thirty Million (30,000,000), of which Twenty Million (20,000,000) shall be designated as Common Stock of the par value of One Dollar ($1.00) per share ($20,000,000); and Ten Million (10,000,000) shall be designated as Preferred Stock of the par value of One Dollar ($1.00) per share ($10,000,000).

          The following is a statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, in respect of the classes of stock of the corporation, and the authority with respect thereto expressly vested in the board of directors of the corporation:

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                              PART 1 - COMMON STOCK

     (1) Each share of common stock of the corporation shall be equal in all respects to each other share of common stock. The holders of shares of common stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the corporation and shall be entitled to one vote for each share of common stock held.

     (2) Subject to the preferential dividend rights applicable to shares of the preferred stock, the holders of shares of the common stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared by the board of directors at any time or from time to time out of any funds legally available therefor.

     (3) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the preferred stock, the holders of shares of the common stock shall be entitled to receive all of the remaining assets of the corporation available for distribution to its shareholders, rateable in proportion to the number of shares of the common stock held by them.

     (4) No holder of any shares of the common stock of the corporation shall, as such holders, have any preemptive or preferential right to receive, purchase or subscribe for (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the corporation, (b) any obligations, evidences of indebtedness, or other securities of the corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or substitute for, any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (d) any other securities that may be issued or sold by the corporation, other than such right or rights (if any) as the board of directors of the corporation, in its sole and absolute discretion, may determine at any time or from time to time.

                            PART II - PREFERRED STOCK

     (1) Shares of preferred stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such other designations, preferences, and relative, participating, option, or other special rights, and qualifications, limitations, or restrictions, thereof, as shall be stated and expressed herein and in a resolution or resolutions providing for the issue of such series adopted by the board of directors of the corporation. The board of directors of the corporation is hereby expressly authorized, subject to the limitations provided by law, to

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establish and designate series of the preferred stock, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights, preferences, and limitations of the shares of each series and the variations in the relative rights, powers, preferences, and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the board of directors of the corporation with respect to each series shall include but shall not be limited to the authority to determine the following:

          (a)  The designation of such series.

          (b)  The number of shares initially constituting such series.

          (c) The increase, and the decrease to a number not less than the number of outstanding shares of such series, of the number of shares constituting such series, theretofore fixed.

          (d) The rate or rates and the times at which dividends on the shares of such series shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from after which they shall accumulate.

          (e) Whether or not the shares of such series shall be redeemable, and if such shares shall be redeemable the terms and considerations of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

          (f) The amount payable on the shares of such series in the event of the voluntary or the involuntary liquidation, dissolution or winding up of the corporation. A liquidation, dissolution or winding up of the corporation as such terms are used in this subparagraph (f) shall not be deemed to be occasioned by or to include any consolidation or merger of the corporation with or into any other corporation or corporations or a sale, lease, or conveyance of all or a part of its assets.

          (g) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares

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               of one or more other series of preferred stock and the right to have more (or less) than one vote per share.

               (h) Whether or not a sinking fund shall be provided for the redemption of the shares of such series, and if such a sinking fund shall be provided, the terms and conditions thereof.

               (i) Whether or not a purchase fund shall be provided for the shares of such series, and if such a purchase fund shall be provided, the terms and conditions thereof.

               (j) Whether or not the shares of such series shall have conversion privileges, and if such shares have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate of the conversion price.

               (k) Any other powers, preferences, and relative, participating, optional, or other special rights or qualification, limitations, or restrictions thereof, as shall not be inconsistent with the provisions of this Article Four or the limitations provided by law."

     B. Article Thirteen is hereby deleted in its entirety and the following Article Thirteen is substituted in lieu thereof:

                                "ARTICLE THIRTEEN

          The corporation reserves the right to amend, alter or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute except that on any proposal to merge the corporation with or into any other corporation, to sell or exchange all or substantially all of its assets and properties, or to effect the dissolution of the corporation shall require the approval of the holders of two-thirds of each outstanding class of capital stock of the corporation entitled to vote at such meetings of stockholders; provided, however, that any alteration, repeal, change, or amendment to the Certificate of Incorporation shall require the approval of the majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class of stock entitled to vote thereon as a class; and all the rights conferred upon stockholders herein are granted subject to this reservation.

          By-laws of the corporation may be adopted, amended or repealed by the affirmative vote of a majority of the total number of directors (fixed by such by-laws as in effect immediately prior to such vote) or by the affirmative vote of the holders of two-thirds (2/3) of the voting power of the corporation's stock outstanding and entitled to vote thereon. Such by-laws may contain any provision for the regulation and management of the affairs of the corporation and the rights

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     or powers of its stockholders, directors, officers or employees not inconsistent with the laws of the State of Delaware."

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual General Meeting of Stockholders of said corporation was duly called and held on May 24, 1984, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

          THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware on May 24, 1984.

          IN WITNESS WHEREOF, said Harken Oil & Gas, Incorporated has caused this Certificate to be signed by Larry E. Cummings, Vice-President, and attested by Becky Poindexter, Assistant Secretary, this 30/th/ day of November, 1984.

                                       HARKEN OIL & GAS, INCORPORATED



                                       By: /s/ Larry E. Cummings
                                           -------------------------------------
                                               Larry E. Cummings, Vice President

ATTEST:



By: /s/ Becky Poindexter
    --------------------------------
        Becky Poindexter, Assistant Secretary



[Corporate Seal]

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